State of Delaware
                                                              PAGE 1
                        Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "PURETEC CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF NOVEMBER, A.D. 1997, AT 4:30 O'CLOCK P.M.

     CERTIFICATE OF MERGER, FILED THE THIRD DAY OF MARCH, A.D. 1998, AT 10:45 O'CLOCK A.M.

     CERTIFICATE OF CORRECTION, CHANGING ITS NAME FROM "P.T. HOLDING, INC." TO "PURETEC CORPORATION", FILED THE SECOND DAY OF JULY, A.D. 1999, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TENTH DAY OF NOVEMBER, A.D. 1999, AT 9 O'CLOCK A.M.

                                            /s/ Edward J. Freel
                                            --------------------------------
                                            Edward J. Freel, Secretary of State
  [SEAL OF THE STATE OF DELAWARE]
                                            AUTHENTICATION: 0484369
                                                      DATE: 06-08-00

2818026 8100H
001290360

                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 04:30 PM 11/07/1997
                                                            971381022 - 2818026


                          CERTIFICATE OF INCORPORATION

                                       OF

                               P.T. HOLDING, INC.

                                   * * * * *


     FIRST: The name of the Corporation is P.T. Holding, Inc.

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100, and the par value of each such share is $1.00, amounting in the aggregate to $100.

     FIFTH: The name and mailing address of the incorporator are:

Name                                 Mailing Address
---------------------------          ---------------------------
Susan A. Palius                      Davis Polk & Wardwell
                                     450 Lexington Avenue
                                     New York, NY 10017

The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

     SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting stockholders or until their successors are elected and qualified are:

Name                                 Mailing Address
---------------------------          ---------------------------
Dr. F. Patrick Smith                 Tekni-Plex, Inc.
                                     201 Industrial Parkway
                                     Somerville, NJ 08876

     SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

     EIGHTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

     NINTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer, of another corporation, partnership, joint venure, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall be a contract right.

     (b) The Corporation may, be action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

     (4) The rights and authority conferred in this ARTICLE NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     (5) Neither the amendment nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modifications.

     TENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE NINTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto signed my name this 7th day of November, 1997.

                                            /s/ Susan A. Palius
                                            --------------------------------
                                            Susan A. Palius
                                            Incorporator

                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 10:45 PM 03/03/1998
                                                            981081018 - 2416069


                             CERTIFICATE OF MERGER

                                       OF

                              P. T. HOLDING, INC.

                                      INTO

                              PURETEC CORPORATION

                          (Pursuant to Section 251 of
             the General Corporation Law of the State of Delaware)

                                   * * * * *

     The undersigned does hereby certify that:

     FIRST: The name and state of incorporation of each of the constituent corporations is as follows:


     Name                               State of Incorporation

     PureTec Corporation                Delaware

     P.T. Holding, Inc.                 Delaware


     SECOND: An Agreement and Plan of Merger (the "Agreement") dated as of November 11, 1997, among Tekni-Plex, Inc., a Delaware corporation, P.T. Holding, Inc. ("Merger Sub"), Plastic Specialties & Technologies, Inc. and PureTec Corporation has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation is PureTec Corporation.

     FOURTH: The certificate of incorporation of PureTec Corporation shall be the certificate of incorporation of the surviving corporation. The bylaws of Merger Sub shall be the bylaws of the surviving corporation.

     FIFTH: The executed Agreement is on file at the principal place of business of the surviving corporation at PureTec Corporation, 65 Railroad Avenue, Ridgefield, New Jersey 07657.

     SIXTH: A copy of the Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: This Certificate of Merger shall be effective immediately upon filing on March 3, 1998.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed by its authorized officer.

Dated:  March 3, 1998

                                            P. T. HOLDING, INC.



                                            By: /s/ F. Patrick Smith
                                                ----------------------
                                                Name: F. Patrick Smith
                                                President

Attest:



/s/ A. Witt
-----------------------
Secretary


                                            PURETEC CORPORATION



                                            By: /s/ Fred Broling
                                                ----------------------
                                                Name: Fred Broling
                                                Chief Executive Officer

Attest:



[signature illegible]
-----------------------
Secretary

                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 07/02/1999
                                                            991273323 - 2416069


                           CERTIFICATE OF CORRECTION
                                     TO THE
                             CERTIFICATE OF MERGER
                              FILED 3/3/98 BETWEEN
                               P.T. HOLDING, INC.
                                      and
                              PURETEC CORPORATION

                ------------------------------------------------
                       Pursuant to Section 103(f) of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------

     The undersigned do hereby certify that:

     (1) a Certificate of Merger of P.T. Holding, Inc., a Delaware corporation ("PTH"), into PureTec Corporation, a Delaware corporation ("PureTec"), was filed with the Secretary of State of the State of Delaware on March 3, 1998 (the "Certificate of Merger");

     (2) the Certificate of Merger erroneously provided that the surviving corporation in such merger was PureTec rather than PTH; and

     (3) this Certificate of Correction sets forth below the portion of the Certificate of Merger to be corrected in order to permit PTH to be deemed the surviving entity and to change the name of PTH to "PureTec Corporation". Accordingly, Articles THIRD and FOURTH of the Certificate of Merger are replaced in their entirety by the following as of the date of the original filing of the Certificate of Merger:

     "THIRD: The name of the surviving corporation of the merger is P.T. Holding, Inc.

     FOURTH: a) The Certificate of Incorporation of P.T. Holding, Inc. shall be the Certificate of Incorporation of the surviving corporation, with such amendments as are specified below. The by-laws of P.T. Holding, Inc. shall be the by-laws of the surviving corporation.

     b) Article FIRST of the Certificate of Incorporation of P.T. Holding, Inc. is hereby amended to read as follows:

     The name of the corporation is PureTec Corporation."

     IN WITNESS WHEREOF, the undersigned have caused this Certificates of Correction to be executed by their respective officers thereunto duly authorized this 2nd day of July, 1999.


                                            P.T. HOLDING, INC.


                                            By:  /s/ William A. Walkowiak
                                                 ------------------------
                                                 William A. Walkowiak
                                                 Vice President


                                            PURETEC CORPORATION


                                            By:  /s/ William A. Walkowiak
                                                 ------------------------
                                                 William A. Walkowiak
                                                 Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/10/1999
991477885 - 2818026


             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is

                              PURETEC CORPORATION

     2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.


Signed on Nov. 3, 1999


                                            /s/ William A. Walkowiak
                                            --------------------------
                                            Name:  William A. Walkowiak
                                            Title: Vice President